Exhibit 99.3

Operational Metrics

KPI's $,000	FYQ'4 13	FYQ'1 14	FYQ'2 14	FYQ'3 14	FYQ'4 14	FYQ'1 15	FYQ'2 15	FYQ'3 15	2012	2013	2014

Revenues	22,928	30,515	27,569	30,560	44,573	66,969	73,290	86,399	75,351	79,035	133,217
% Y/Y	N\A	65%	22%	104%	94%	119%	166%	183%		5%	69%
% Q/Q	53%	33%	(10)%	11%	46%	50%	9%	18%

Gross (loss) profit $	2,836	4,058	2,960	6,229	8,724	14,030	15,781	23,701	(677)	4,409	21,971
% Y/Y	N\A	N\A	142%	308%	208%	246%	433%	280%		N\A	398%
% Q/Q	86%	43%	(27)%	110%	40%	61%	12%	50%

Gross Margin	12.4%	13.3%	10.7%	20.4%	19.6%	20.9%	21.5%	27.4%	(0.9)%	5.6%	16.5%
% Y/Y	N\A	N/A	98%	100%	58%	58%	101%	35%		N\A	196%
% Q/Q	21%	8%	(19)%	90%	(4)%	7%	3%	27%

Operating profit (loss)	(5,312)	(4,527)	(6,859)	(4,545)	(2,440)	2,351	4,234	9,799	(27,460)	(27,460)	(18,371)
% Y/Y	N\A	(50)%	6%	(30)%	(54)%	N\A	N\A	N\A		0%	(33)%
% Q/Q	(19)%	(15)%	52%	(34)%	(46)%	N\A	80%	131%

Net profit (loss)	(6,141)	(5,311)	(7,787)	(5,238)	(3,042)	2,520	3,375	5,965	(27,783)	(28,180)	(21,378)
% Y/Y	N\A	(40)%	21%	(22)%	(50)%	N\A	N\A	N\A		1%	(24)%
% Q/Q	(9)%	(14)%	47%	(33)%	(42)%	N\A	34%	77%

Optimizer shipped (units)	280,663	306,901	262,943	328,822	458,585	663,850	785,730	945,586	709,804	890,445	1,357,251
Inverter shipped (units)	12,123	13,005	12,135	14,936	21,923	31,880	35,696	38,630	30,140	36,088	61,999
MW shipped	78	77	76	84	129	176	213	248	174	239	365

System monitored	33,097	38,925	44,988	51,124	60,518	77,814	93,542	107,450	12,667	33,097	60,518
Megawatts monitored	283	319	391	450	554	940	1,106	1,231	106	289	554

Balance Sheet

$,000	March 31, 2015	June 30, 2014

Current Assets
Cash and cash equivalents	135,204	9,754
Restricted cash	3,575	1,602
Trade receivables, net	45,093	19,267
Prepaid expenses and other accounts receivable	25,312	13,151
Inventories	64,522	25,499
Total Current Assets	273,706	69,273

Fixed Assets, net	11,903	5,351
Long-term lease deposit and prepaid expenses	380	367
Long-term deferred charges	----	7

Total Assets	285,989	74,998

Current Liabilities
Short term bank loan	----	13,326
Current maturities of term loan	----	3,474
Accounts payables	36,233	36,815
Employees & related payroll exp.	6,017	5,210
Other accounts payable	52,428	6,893
Warranty obligations	7,661	5,496
Deferred revenues	1,098	1,729
Total Current Liabilities	103,437	72,943

Long Term Liabilities
Long Term Warranty obligations	20,238	12,685
Deferred Revenues	6,995	4,252
Lease incentive obligation	1,959	----
Term loans	----	3,444
Warrants Liability	2,830	765
Total Long Term Liabilities	32,022	21,146

Convertible Preferred Stock	----	116,203

Stockholders’ Equity (Deficiency):
Common stock	4	----
Additional paid-in capital	280,040	5,878
Accumulated other comprehensive loss	(263)	(61)
Accumulated deficit	(129,251)	(141,111)
Total stockholders’ equity (deficiency)	150,530	(135,294)

Total liabilities and stockholders’ equity (deficiency)	285,989	74,998

P&L GAAP

	FYQ'4 13	FYQ'1 14	FYQ'2 14	FYQ'3 14	FYQ'4 14	FYQ'1 15	FYQ'2 15	FYQ'3 15	2012	2013	2014

Revenues	22,928	30,515	27,569	30,560	44,573	66,969	73,290	86,399	75,351	79,035	133,217
Cost of revenues	20,092	26,457	24,609	24,331	35,849	52,939	57,509	62,698	76,028	74,626	111,246
Gross (loss) profit	2,836	4,058	2,960	6,229	8,724	14,030	15,781	23,701	(677)	4,409	21,971
Gross Margin %	12.4%	13.3%	10.7%	20.4%	19.6%	20.9%	21.5%	27.4%	(0.9)%	5.6%	16.5%

Operating expenses:
Research and development, net	3,790	4,136	4,686	4,864	4,570	5,059	4,768	5,490	13,783	15,823	18,256
Sales and marketing	3,475	3,657	4,123	4,592	5,420	5,461	5,658	6,422	9,926	12,784	17,792
General and administrative	883	792	1,010	1,318	1,174	1,159	1,121	1,990	3,074	3,262	4,294
Total operating expenses	8,148	8,585	9,819	10,774	11,164	11,679	11,547	13,902	26,783	31,869	40,342

Operating income (loss)	(5,312)	(4,527)	(6,859)	(4,545)	(2,440)	2,351	4,234	9,799	(27,460)	(27,460)	(18,371)

Financial expenses (Income)	721	777	914	626	470	(516)	458	3,436	287	612	2,787

Profit (Loss) before taxes on income	(6,033)	(5,304)	(7,773)	(5,171)	(2,910)	2,867	3,776	6,363	(27,747)	(28,072)	(21,158)

Taxes on income	108	7	14	67	132	347	401	398	36	108	220

Net (Profit) loss	(6,141)	(5,311)	(7,787)	(5,238)	(3,042)	2,520	3,375	5,965	(27,783)	(28,180)	(21,378)

Cash Flow

	3 months ended
$,000	Mar-15	Mar-14

Cash flows from operating activities:
Net income (loss)	5,965	(5,238)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	544	496
Interest expenses related to Bank Loan	656	8
Stock-based compensation related to employee and non-employee consultants stock options	970	278
Financial expenses (income), net related to term loan	(992)	5,762
Remeasurement of warrants to purchase preferred and common stock	1,800	(537)
Changes in assets and liabilities:
Inventories	(16,943)	(7,381)
Prepaid expenses and other accounts receivable	(1,527)	(55)
Trade receivables, net	(20,074)	(16,798)
Trade payables	(7,311)	13,921
Employees and payroll accruals	522	(4,176)
Warranty obligations	3,602	8,720
Deferred revenues	422	258
Accrued expenses and other accounts payable	17,079	(192)
Lease incentive obligation	2,243

Net cash used in operating activities	(13,044)	(4,934)

Cash flows from investing activities:
Purchase of property and equipment	(5,121)	(810)
Increase in restricted cash	(166)	1
Increase (decrease) in long-term deposit	7	10

Net cash used in investing activities	(5,280)	(799)

Cash flows from financing activities:
Proceeds from short term bank loan	17,000	2,361
Repayment of short term bank loan	(17,000)	(1,119)
Repayments of term loan	(4,341)	(747)
Proceeds from issuance of stock, net	145,063	----
Issuance costs	(10,952)	----
Receipts on account of Convertible Preferred stock	----	7,115
Proceeds from exercise of employee stock options	30	14

Net cash provided by financing activities	129,800	7,624

Increase in cash and cash equivalents	111,476	1,891
Cash and cash equivalents at the beginning of the period	23,774	9,598
Cash (erosion) due to exchange rate differences	(46)	(17)

Cash and cash equivalents at the end of the period	135,204	11,472